SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 10, 2003

Date of Report

(Date of earliest event reported)

INFOSPACE, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

0-25131	91-1718107
(Commission File No.)	(IRS Employer Identification Number)

601 108th Avenue N.E., Suite 1200

Bellevue, Washington 98004

(Address of Principal Executive Offices)

425-201-6100

(Registrant’s Telephone Number, Including Area Code)

Item 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On March 10, 2003, InfoSpace, Inc. (“InfoSpace”) filed a lawsuit against Naveen Jain, Intelius founder, chairman and CEO, Kevin Marcus, Intelius chief technology officer, and Intelius. The suit alleges that Mr. Jain has breached fiduciary and contractual duties owed to InfoSpace, and alleges related claims against Mr. Marcus and Intelius. Mr. Jain is InfoSpace’s founder and former chairman and CEO. He remains a director of InfoSpace. Mr. Marcus was InfoSpace’s chief software architect from April 1996 through November 2002.

According to the lawsuit, filed in King County Superior Court, Seattle, Mr. Jain and Mr. Marcus are violating their non-compete agreements with InfoSpace, misappropriating InfoSpace trade secrets and confidential information, and wrongfully interfering with the Company’s contractual relationships.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) EXHIBITS.

99.1	InfoSpace Statement Pertaining to Filed Lawsuit released on March 10, 2003

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2003

INFOSPACE, INC.

By:	/S/ JOHN M. HALL
John M. Hall Senior Vice President and General Counsel

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